Corporate Communications Department
NEWS Release

Textron Reports First Quarter 2024 Results

•EPS of $1.03; adjusted EPS of $1.20, up from $1.05 from prior year
•Segment profit of $290 million, up $31 million from prior year

Providence, Rhode Island – April 25, 2024 – Textron Inc. (NYSE: TXT) today reported first quarter 2024 net income of $1.03 per share, as compared to $0.92 per share in the first quarter of 2023. Adjusted net income, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, was $1.20 per share for the first quarter of 2024, compared to $1.05 per share in the first quarter of 2023.

“In the quarter, we saw profit growth across our Aviation, Bell, and Systems businesses,” said Textron Chairman and CEO Scott C. Donnelly. "At Aviation, we saw continued strong market demand which contributed to $177M in backlog growth. At Bell, we saw revenue growth driven by the FLRAA program."

Cash Flow

Net cash used by operating activities of the manufacturing group for the first quarter was $30 million, compared to $153 million in cash provided last year. Manufacturing cash flow before pension contributions, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, reflected a use of cash of $81 million for the first quarter, compared to a cash inflow of $104 million last year.

In the quarter, Textron returned $317 million to shareholders through share repurchases.

First Quarter Segment Results

Textron Aviation

Textron Aviation’s revenues were $1.2 billion, up $39 million from last year's first quarter, reflecting higher pricing of $48 million, partially offset by lower volume and mix of $9 million.

Textron Aviation delivered 36 jets in the quarter, up from 35 in the first quarter of 2023, and 20 commercial turboprops, down from 34 in last year's first quarter.

Segment profit was $143 million in the first quarter, up $18 million from a year ago, primarily reflecting a favorable impact from pricing, net of inflation, of $14 million.

Textron Aviation backlog at the end of the first quarter was $7.3 billion.

Bell

Bell revenues were $727 million, up $106 million from the first quarter of 2023, largely reflecting higher military volume of $95 million, primarily related to the FLRAA program, partially offset by lower volume on the V-22 and H-1 programs.

Bell delivered 18 commercial helicopters in the quarter, down from 22 in last year's first quarter.

Segment profit of $80 million was up $20 million from last year's first quarter, largely due to a favorable impact from performance of $30 million, which included $13 million of lower research and development costs.

Bell backlog at the end of the first quarter was $4.5 billion.

Textron Systems

Revenues at Textron Systems were $306 million, flat with last year's first quarter.

Segment profit of $38 million was up $4 million, compared with the first quarter of 2023.

Textron Systems’ backlog at the end of the first quarter was $1.8 billion.

Industrial

Industrial revenues were $892 million, down $40 million from last year's first quarter, largely due to lower volume and mix of $51 million, principally in the Specialized Vehicles product line, partially offset by higher pricing of $16 million in the segment.

Segment profit of $29 million was down $12 million from the first quarter of 2023, primarily due to lower volume and mix at Specialized Vehicles.

Textron eAviation

Textron eAviation segment revenues were $7 million and segment loss was $18 million in the first quarter of 2024, compared with a segment loss of $9 million in the first quarter of 2023, primarily related to higher research and development costs.

Finance

Finance segment revenues were $15 million, and profit was $18 million.

Restructuring

In the first quarter of 2024, we incurred $14 million in special charges under the 2023 restructuring plan, largely related to headcount reductions to improve the cost structures of the Textron Systems and Bell segments in light of the cancellation of the Shadow and FARA programs in the quarter. Textron expects to incur additional severance costs in the second quarter of 2024 in the range of $25 million to $30 million, largely related to headcount reductions in the Industrial segment. As a result, Textron has expanded its 2023 restructuring plan from the previously announced range of $115 million to $135 million in pre-tax special charges to a range of $165 million to $170 million.

Conference Call Information

Textron will host its conference call today, April 25, 2024 at 8:00 a.m. (Eastern) to discuss its results and outlook. The call will be available via webcast at www.textron.com or by direct dial at (844) 867-6169 in the U.S. or (409) 207-6975 outside of the U.S.; Access Code: 7481533.

In addition, the call will be recorded and available for playback beginning at 11:00 a.m. (Eastern) on Thursday, April 25, 2024 by dialing (402) 970-0847; Access Code: 8546032.

A package containing key data that will be covered on today’s call can be found in the Investor Relations section of the company’s website at www.textron.com.

About Textron Inc.
Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services. Textron is known around the world for its powerful brands such as Bell, Cessna, Beechcraft, Hawker, Pipistrel, Jacobsen, Kautex, Lycoming, E-Z-GO, Arctic Cat, and Textron Systems. For more information visit: www.textron.com.
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Forward-looking Information
Certain statements in this release and other oral and written statements made by us from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may describe strategies, goals, outlook or other non-historical matters, or project revenues, income, returns or other financial measures, often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “guidance,” “project,” “target,” “potential,” “will,” “should,” “could,” “likely” or “may” and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: Interruptions in the U.S. Government’s ability to fund its activities and/or pay its obligations; changing priorities or reductions in the U.S. Government defense budget, including those related to military operations in foreign countries; our ability to perform as anticipated and to control costs under contracts with the U.S. Government; the U.S. Government’s ability to unilaterally modify or terminate its contracts with us for the U.S. Government’s convenience or for our failure to perform, to change applicable procurement and accounting policies, or, under certain circumstances, to withhold payment or suspend or debar us as a contractor eligible to receive future contract awards; changes in foreign military funding priorities or budget constraints and determinations, or changes in government regulations or policies on the export and import of military and commercial products; volatility in the global economy or changes in worldwide political conditions that adversely impact demand for our products; volatility in interest rates or foreign exchange rates and inflationary pressures; risks related to our international business, including establishing and maintaining facilities in locations around the world and relying on joint venture partners, subcontractors, suppliers, representatives, consultants and other business partners in connection with international business, including in emerging market countries; our Finance segment’s ability to maintain portfolio credit quality or to realize full value of receivables; performance issues with key suppliers or subcontractors; legislative or regulatory actions, both domestic and foreign, impacting our operations or demand for our products; our ability to control costs and successfully implement various cost-reduction activities; the efficacy of research and development investments to develop new products or unanticipated expenses in connection with the launching of significant new products or programs; the timing of our new product launches or certifications of our new aircraft products; our ability to keep pace with our competitors in the introduction of new products and upgrades with features and technologies desired by our customers; pension plan assumptions and future contributions; demand softness or volatility in the markets in which we do business; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or, operational disruption; difficulty or unanticipated expenses in connection with integrating acquired businesses; the risk that acquisitions do not perform as planned, including, for example, the risk that acquired businesses will not achieve revenue and profit projections; the impact of changes in tax legislation; the risk of disruptions to our business and the business of our suppliers, customers and other business partners due to unexpected events, such as pandemics, natural disasters, acts of war, strikes, terrorism, social unrest or other societal or political conditions; and the ability of our businesses to hire and retain the highly skilled personnel necessary for our businesses to succeed.

Investor Contacts:
David Rosenberg – 401-457-2288
Kyle Williams – 401-457-2288

Media Contact:
Mike Maynard – 401-457-2362

TEXTRON INC.
Revenues by Segment and Reconciliation of Segment Profit to Net Income
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended
	March 30, 2024	April 1, 2023
REVENUES
MANUFACTURING:
Textron Aviation	$1,188	$1,149
Bell	727	621
Textron Systems	306	306
Industrial	892	932
Textron eAviation	7	4
	3,120	3,012
FINANCE	15	12
Total revenues	$3,135	$3,024

SEGMENT PROFIT
MANUFACTURING:
Textron Aviation	$143	$125
Bell	80	60
Textron Systems	38	34
Industrial	29	41
Textron eAviation	(18)	(9)
	272	251
FINANCE	18	8
Segment profit (a)	290	259

Corporate expenses and other, net	(62)	(39)
Interest expense, net for Manufacturing group	(15)	(17)
LIFO inventory provision	(20)	(25)
Intangible asset amortization	(8)	(10)
Special charges (b)	(14)	—
Non-service components of pension and postretirement income, net	66	59
Income before income taxes	237	227
Income tax expense	(36)	(36)
Net income	$201	$191

Earnings per share	$1.03	$0.92

Diluted average shares outstanding	194,860,000	207,011,000

Net income and Diluted earnings per share (EPS) GAAP to Non-GAAP reconciliation:

	March 30, 2024	April 1, 2023
Net income - GAAP	$201	$191
Add: LIFO inventory provision, net of tax	15	19
Intangible asset amortization, net of tax	6	8
Special charges, net of tax	11	—
Adjusted net income - Non-GAAP (a)	$233	$218

Earnings Per Share:
Net income - GAAP	$1.03	$0.92
Add: LIFO inventory provision, net of tax	0.08	0.09
Intangible asset amortization, net of tax	0.03	0.04
Special charges, net of tax	0.06	—
Adjusted net income - Non-GAAP (a)	$1.20	$1.05

(a)Segment profit, adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures as defined in "Non-GAAP Financial Measures and Outlook" attached to this release.
(b)In the first quarter of 2024, we recorded special charges of $14 million in connection with the restructuring plan announced at the end of 2023. These charges were largely related to headcount reductions in the Textron Systems and Bell segments.

TEXTRON INC.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	March 30, 2024	December 30, 2023
Assets
Cash and equivalents	$1,388	$2,121
Accounts receivable, net	894	868
Inventories	4,267	3,914
Other current assets	755	857
Net property, plant and equipment	2,451	2,477
Goodwill	2,288	2,295
Other assets	3,692	3,663
Finance group assets	679	661
Total Assets	$16,414	$16,856

Liabilities and Shareholders' Equity
Current portion of long-term debt	$357	$357
Accounts payable	1,136	1,023
Other current liabilities	2,902	2,998
Other liabilities	1,850	1,904
Long-term debt	2,818	3,169
Finance group liabilities	420	418
Total Liabilities	9,483	9,869

Total Shareholders' Equity	6,931	6,987
Total Liabilities and Shareholders' Equity	$16,414	$16,856

TEXTRON INC.
MANUFACTURING GROUP
Condensed Schedule of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended
	March 30, 2024	April 1, 2023
Cash Flows from Operating Activities:
Net income	$187	$185
Depreciation and amortization	88	92
Deferred income taxes and income taxes receivable/payable	19	16
Pension, net	(56)	(51)
Changes in assets and liabilities:
Accounts receivable, net	(34)	(69)
Inventories	(350)	(380)
Accounts payable	121	261
Other, net	(5)	99
Net cash from operating activities	(30)	153
Cash Flows from Investing Activities:
Capital expenditures	(66)	(62)
Net proceeds from corporate-owned life insurance policies	3	20
Proceeds from sale of property, plant and equipment	3	—
Net cash from investing activities	(60)	(42)
Cash Flows from Financing Activities:
Principal payments on long-term debt and nonrecourse debt	(352)	(2)
Purchases of Textron common stock	(317)	(377)
Dividends paid	(4)	(4)
Other financing activities, net	38	22
Net cash from financing activities	(635)	(361)
Total cash flows	(725)	(250)
Effect of exchange rate changes on cash and equivalents	(8)	6
Net change in cash and equivalents	(733)	(244)
Cash and equivalents at beginning of period	2,121	1,963
Cash and equivalents at end of period	$1,388	$1,719

Manufacturing cash flow GAAP to Non-GAAP reconciliation:

	Three Months Ended
	March 30, 2024	April 1, 2023
Net cash from operating activities - GAAP	$(30)	$153
Less: Capital expenditures	(66)	(62)
Add: Total pension contributions	12	13
Proceeds from sale of property, plant and equipment	3	—
Manufacturing cash flow before pension contributions - Non-GAAP (a)	$(81)	$104
(a) Manufacturing cash flow before pension contributions is a non-GAAP financial measure as defined in "Non-GAAP Financial Measures and Outlook" attached to this release.

TEXTRON INC.
Condensed Consolidated Schedule of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended
	March 30, 2024	April 1, 2023
Cash Flows from Operating Activities:
Net income	$201	$191
Depreciation and amortization	88	92
Deferred income taxes and income taxes receivable/payable	23	18
Pension, net	(56)	(51)
Changes in assets and liabilities:
Accounts receivable, net	(34)	(69)
Inventories	(350)	(380)
Accounts payable	121	261
Captive finance receivables, net	22	6
Other, net	(22)	95
Net cash from operating activities	(7)	163
Cash Flows from Investing Activities:
Capital expenditures	(66)	(62)
Net proceeds from corporate-owned life insurance policies	3	20
Proceeds from sale of property, plant and equipment	3	—
Finance receivables repaid	8	12
Finance receivables originated	(11)	—
Other investing activities, net	—	1
Net cash from investing activities	(63)	(29)
Cash Flows from Financing Activities:
Principal payments on long-term debt and nonrecourse debt	(365)	(17)
Purchases of Textron common stock	(317)	(377)
Dividends paid	(4)	(4)
Other financing activities, net	49	22
Net cash from financing activities	(637)	(376)
Total cash flows	(707)	(242)
Effect of exchange rate changes on cash and equivalents	(8)	6
Net change in cash and equivalents	(715)	(236)
Cash and equivalents at beginning of period	2,181	2,035
Cash and equivalents at end of period	$1,466	$1,799

TEXTRON INC.
Non-GAAP Financial Measures and Outlook
(Dollars in millions, except per share amounts)

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures. These non-GAAP financial measures exclude certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures may be useful for period-over-period comparisons of underlying business trends and our ongoing business performance, however, they should be used in conjunction with GAAP measures. Our non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define similarly named measures differently. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. We utilize the following definitions for the non-GAAP financial measures included in this release and have provided a reconciliation of the GAAP to non-GAAP amounts for each measure:
Segment Profit
Segment profit is an important measure used by our chief operating decision maker for evaluating performance and for decision-making purposes. Segment profit for the manufacturing segments excludes the non-service components of pension and postretirement income, net; LIFO inventory provision; intangible asset amortization; interest expense, net for Manufacturing group; certain corporate expenses; gains/losses on major business dispositions; and special charges. The measurement for the Finance segment includes interest income and expense along with intercompany interest income and expense.
Adjusted Net Income and Adjusted Diluted Earnings Per Share
Adjusted net income and adjusted diluted earnings per share exclude LIFO inventory provision, net of tax; intangible asset amortization, net of tax; special charges, net of tax; and gains/losses on major business dispositions, net of tax. LIFO inventory provision is excluded to improve comparability with other companies in our industry who have not elected to use the LIFO inventory costing method. Intangible asset amortization is excluded to improve comparability as the impact of such amortization can vary substantially from company to company depending upon the nature and extent of acquisitions and exclusion of this expense is consistent with the presentation of non-GAAP measures provided by other companies within our industry. Management believes that it is important for investors to understand that these intangible assets were recorded as part of purchase accounting and contribute to revenue generation. We consider items recorded in special charges, such as enterprise-wide restructuring, certain asset impairment charges, and acquisition-related restructuring, integration and transaction costs, to be of a non-recurring nature that is not indicative of ongoing operations.

	March 30, 2024	April 1, 2023
Net income - GAAP	$201	$191
Add: LIFO inventory provision, net of tax	15	19
Intangible asset amortization, net of tax	6	8
Special charges, net of tax	11	—
Adjusted net income - Non-GAAP	$233	$218

Earnings Per Share:
Net income - GAAP	$1.03	$0.92
Add: LIFO inventory provision, net of tax	0.08	0.09
Intangible asset amortization, net of tax	0.03	0.04
Special charges, net of tax	0.06	—
Adjusted net income - Non-GAAP	$1.20	$1.05

	2024 Outlook
				Diluted EPS
Net income - GAAP	$1,040		$1,078	$5.44		$5.66
Add: LIFO inventory provision, net of tax		85			0.44
Intangible asset amortization, net of tax		27			0.14
Special charges, net of tax	33	—	30	0.18	—	0.16
Net income - Non-GAAP	$1,185	—	$1,220	$6.20	—	$6.40

TEXTRON INC.
Non-GAAP Financial Measures and Outlook (Continued)
(Dollars in millions, except per share amounts)

Manufacturing Cash Flow Before Pension Contributions
Manufacturing cash flow before pension contributions adjusts net cash from operating activities (GAAP) for the following:
•Deducts capital expenditures and includes proceeds from insurance recoveries and the sale of property, plant and equipment to arrive at the net capital investment required to support ongoing manufacturing operations;
•Excludes dividends received from Textron Financial Corporation (TFC) and capital contributions to TFC provided under the Support Agreement and debt agreements as these cash flows are not representative of manufacturing operations;
•Adds back pension contributions as we consider our pension obligations to be debt-like liabilities. Additionally, these contributions can fluctuate significantly from period to period and we believe that they are not representative of cash used by our manufacturing operations during the period.
While we believe this measure provides a focus on cash generated from manufacturing operations, before pension contributions, and may be used as an additional relevant measure of liquidity, it does not necessarily provide the amount available for discretionary expenditures since we have certain non-discretionary obligations that are not deducted from the measure.

	Three Months Ended
	March 30, 2024	April 1, 2023
Net cash from operating activities - GAAP	$(30)	$153
Less: Capital expenditures	(66)	(62)
Add: Total pension contributions	12	13
Proceeds from sale of property, plant and equipment	3	—
Manufacturing cash flow before pension contributions - Non-GAAP	$(81)	$104

	2024 Outlook
Net cash from operating activities - GAAP	$1,272	—	$1,372
Less: Capital expenditures		(425)
Add: Total pension contributions		50
Proceeds from sale of property, plant and equipment		3
Manufacturing cash flow before pension contributions - Non-GAAP	$900	—	$1,000